                            SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or  ss. 240.14a-12

                          ARONEX PHARMACEUTICALS, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     -----------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)     Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

      2)     Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

      4)     Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

      5)     Total fee paid:

             -------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)     Amount Previously Paid:

             -------------------------------------------------

      2)     Form, Schedule or Registration Statement No.:

             -------------------------------------------------

      3)     Filing Party:

             -------------------------------------------------

      4)     Date Filed:

             -------------------------------------------------

                          ARONEX PHARMACEUTICALS, INC.
                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191

                           ---------------------------



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 1999


To the Stockholders of Aronex Pharmaceuticals, Inc.:

         WHEN AND WHERE. The 1999 Annual Meeting of Stockholders of Aronex Pharmaceuticals, Inc. will be held on Tuesday, May 11, 1999, at 1:30 p.m., local time, in the Willow Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas.

         RECORD DATE. Only stockholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting.

         PURPOSE OF THE MEETING. The Annual Meeting has been called for the following purposes:

                  1. To elect two Class III directors of the company, each to serve until the company's 2002 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

                  2. To vote upon a proposal to approve and adopt the amendment to the company's Certificate of Incorporation to increase the authorized number of shares of common stock from 30,000,000 to 40,000,000;

                  3. To ratify and approve the appointment of Arthur Andersen LLP as the company's independent public accountants for its fiscal year ending December 31, 1999; and

                  4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

         You will find more information on the nominees for director and the proposals in the proxy statement. You will find further instructions on how to vote beginning on page 2 of the proxy statement.

         YOUR VOTE COUNTS! IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.




                                          By Order of the Board of Directors,

                                          /s/ TERANCE A. MURNANE
                                          --------------------------------------
                                          Terance A. Murnane
                                          Secretary

The Woodlands, Texas
April 5, 1999

                          ARONEX PHARMACEUTICALS, INC.
                          8707 TECHNOLOGY FOREST PLACE
                         THE WOODLANDS, TEXAS 77381-1191

                           ---------------------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 11, 1999


CONTENTS OF 1999 PROXY STATEMENT                                                                               PAGE
                                                                                                               ----

VOTING INFORMATION

         General Instructions on How to Vote Your Proxy...........................................................2
         Voting Rules.............................................................................................3


PROPOSALS

         Proposal 1: Election of Directors........................................................................5
         Proposal 2: Amendment to Certificate of Incorporation....................................................6
         Proposal 3: Appointment of Independent Accountants.......................................................7


COMPANY INFORMATION

         Information about Current and Continuing Directors.......................................................8
         Directors' Meetings and Compensation....................................................................10
         Board Committees and Their Functions....................................................................10
         Report of the Compensation Committee....................................................................11
         Executive Compensation..................................................................................12
         Transactions with Certain Affiliates....................................................................17
         Stock Ownership by the Company's Largest Stockholders and Management....................................18
         Compliance with Section 16(a)...........................................................................20
         Stockholder Proposals for the 2000 Annual Meeting.......................................................20
         Discretionary Voting of Proxies on Other Matters........................................................20
         1998 Form 10-K..........................................................................................21

The principal executive offices of the company are located at 8707 Technology Forest Place, The Woodlands, Texas 77381-1191. This proxy statement, and the accompanying Notice of 1999 Annual Meeting of Stockholders and proxy card, are first being mailed to the company's stockholders on or about April 5, 1999.

                               VOTING INFORMATION

GENERAL INSTRUCTIONS ON HOW TO VOTE YOUR PROXY --

         Below are instructions on how to vote, as well as information on your rights as a stockholder as they relate to voting. Some of the instructions will differ depending on how your stock is held. It is important to follow the instructions that apply to your situation.

         IF YOUR SHARES ARE HELD IN "STREET NAME," you should vote your shares in the method directed by your broker or other nominee.

         IF YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON, your instructions will depend on how your shares are held:

         o Shares registered in your name -- check the appropriate box on the enclosed proxy card and bring evidence of your stock ownership with you to the meeting. The proxy card and the evidence of your ownership will serve as your authorization to vote in person.

         o Shares registered in the name of your broker or other nominee -- ask your broker to provide you with a broker's proxy card in your name (which will allow you to vote your shares in person at the meeting) and bring evidence of your stock ownership from your broker.

Remember that attendance at the meeting will be limited to stockholders as of the record date (or their authorized representatives) with evidence of their share ownership and guests of the company.

         HOW TO REVOKE YOUR PROXY. If your shares are registered in your name, you may revoke your proxy at any time before it is exercised by:

         o filing with the Secretary of the company a written notice revoking it,

         o     executing and returning another proxy bearing a later date, or

         o attending the Annual Meeting and expressing a desire to vote your shares of common stock in person.

         If your shares are held in street name, you must contact your broker to revoke your proxy. Written notices to the company must be addressed to Secretary, Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191. No revocation by written notice will be effective unless such notice has been received by the Secretary of the company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

VOTING RULES --

         STOCKHOLDERS ENTITLED TO VOTE - THE RECORD DATE. The close of business on March 19, 1999 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the record date, the company had issued and outstanding 22,463,211 shares of common stock and no shares of the company's preferred stock.

         QUORUM REQUIRED. A quorum must exist for us to hold the Annual Meeting. For a quorum to exist, we will need the presence, either in person or by proxy, of holders of a majority of the outstanding shares of the company's common stock as of the record date. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes occur when a beneficial owner indicates on the proxy that some of the shares represented are not being voted as to certain proposals, and the broker is not permitted to vote on the proposal.

         NUMBER OF VOTES. You are entitled to one vote per share of the company's common stock that you own as of the record date on each matter that is called to vote at the Annual Meeting.

         VOTING TO ELECT DIRECTORS. When voting to elect directors, you have three options:

         o     Vote for each of the two nominees;

         o     Vote for only one of the nominees; or

         o     Withhold authority to vote for all of the nominees.

         If a quorum is present at the Annual Meeting, the two persons receiving the greatest number of votes will be elected to serve as directors. Because of this rule, any shares that are not voted or whose votes are withheld will not influence the outcome of the election of directors.

         VOTING ON OTHER MATTERS. When voting on all other matters, you will also have three options, but these options are different from those pertaining to the election of directors:

         o     Vote FOR a given proposal;

         o     Vote AGAINST a given proposal; or

         o     ABSTAIN from voting on a given proposal.

         Each matter other than the election of directors requires the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal. An abstention will have the same effect as voting against a proposal. Non-voted shares will not affect the results on a proposal, because shares held by brokers who withhold authority to vote will be considered absent in the voting tallies on these proposals.

         The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

         VOTING OF PROXIES WITH UNMARKED VOTES. All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. If you return your proxy with no votes marked, your shares will be voted as follows:

         o     FOR the election of all two nominees for director.

         o FOR the amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock.

         o FOR the appointment of Arthur Andersen LLP as the company's independent public accountants.

         It is possible for a proxy to indicate that some of the shares represented are not being voted as to certain proposals. This occurs, for example, when a broker is not permitted to vote on a proposal without instructions from the beneficial owner of the stock. In these cases, non-voted shares are considered absent for those proposals.

         WHO COUNTS THE VOTES. Votes will be counted by American Stock Transfer & Trust Company, the company's transfer agent and registrar.

         INFORMATION ABOUT THIS SOLICITATION OF PROXIES. The solicitation of the proxy accompanying this statement is being made by the company's Board of Directors in connection with the 1999 Annual Meeting of Stockholders. In addition to the solicitation of proxies by use of this proxy statement, directors, officers and employees of Aronex Pharmaceuticals may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

         All costs of preparing, printing, assembling and mailing the Notice of the 1999 Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy card and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by Aronex Pharmaceuticals.

                                    PROPOSALS

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

         The company's Restated Certificate of Incorporation divides or "classifies" the company's Board of Directors into three classes (Classes I, II and III), with respect to the time for which the directors in each class individually hold office. Each class consists, as nearly as possible, of one-third of the entire Board. The company's Board of Directors is currently fixed at six members. Each director is elected to hold office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class III Directors will expire at the Annual Meeting. The current terms for Class I and Class II Directors will expire at the 2001 and 2000 Annual Meetings of Stockholders, respectively.

         The Board of Directors has nominated and urges you to vote for the election of the two nominees identified below to serve as Class III directors for a three-year term or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the company's present Board of Directors. Proxies solicited hereby will be voted for both nominees unless stockholders specify otherwise in their proxies.

         If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

         The two nominees for election as Class III directors and certain additional information with respect to each of them, are as follows:


                                                                                                     YEAR FIRST
                NAME                      AGE             POSITION WITH THE COMPANY               BECAME A DIRECTOR
                ----                      ---             -------------------------               -----------------

James R. Butler......................     58                Director (Class III)                        1997
Gregory F. Zaic......................     51                Director (Class III)                        1995

         James R. Butler has served as a member of the Board of Directors since June 1997. Mr. Butler is Senior Vice President, Sales and Marketing for ALZA Corporation, a California-based pharmaceutical company developing therapeutics using its proprietary drug delivery systems. Mr. Butler has overseen ALZA Pharmaceuticals since August 1993. ALZA Pharmaceuticals has responsibility for domestic sales and marketing, government affairs, ex-U.S. commercialization of ALZA products, new product planning, and ALZA scientific. ALZA scientific is responsible for all aspects of the ALZA product line. Prior to joining ALZA in 1993, Mr. Butler was Vice President and General Manager of Glaxo Inc.'s Corporate Division. Mr. Butler held numerous sales and marketing positions during his 23- year tenure at Glaxo.

         Gregory F. Zaic has served as a member of the Board of Directors since September 1995. Mr. Zaic has been an investor primarily focused on medical and life science investment opportunities since 1983. He currently is a General Partner of Prince Ventures and has served as acting president and director of many private and public companies, including GenVec, Inc., Thiktillos, Inc. and Xylos Corporation. Before his investment career, Mr. Zaic served in several financial, technical, and operational capacities, including heading the Special Products Division of Baxter, a manufacturer of custom medical devices for the cardiopulmonary and intravenous solution administration markets.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

PROPOSAL NUMBER 2: INCREASE OF AMOUNT OF AUTHORIZED COMMON STOCK

         The Board of Directors has approved and determined to submit to Aronex Pharmaceuticals' stockholders a proposal to amend the Amended and Restated Certificate of Incorporation ("Articles") to increase the number of authorized shares of common stock from 30,000,000 to 40,000,000 shares. As of March 31, 1999, there were issued and outstanding 22,494,671 shares of common stock.

         The Board of Directors of Aronex Pharmaceuticals is of the opinion that the present balance of shares of common stock available for issuance is insufficient to enable Aronex Pharmaceuticals to provide for its employee stock option plans and to allow it to take advantage of business opportunities, such as acquisitions and subsequent financings, that may arise. On April 4, 1997, at the Annual Meeting of stockholders, the stockholders approved a decrease in authorized shares of common stock from 75,000,000 to 30,000,000. Since that time, Aronex Pharmaceuticals has issued 7,829,454 shares resulting mainly from financings and the exercise of warrants and options (including the issuance of 6,000,000 shares in February 1999 in a registered public offering). The issuance of these shares has reduced the number of shares of Aronex Pharmaceuticals common stock available for future transactions, stock splits, and issuances under stock purchase and option plans. The increase in authorized shares would give Aronex Pharmaceuticals the flexibility to take advantage of various business opportunities, including acquisitions, financings, stock splits and stock dividends, the sale of shares of common stock in the open market or otherwise, for other corporate purposes, as well as providing for future employee stock option and purchase plans.

         Authorized but unissued shares may be issued at some later date upon authorization by the Aronex Pharmaceuticals' Board of Directors, except as may be limited by the Articles, bylaw, or by the rules of the Nasdaq National Market. The holders of shares of Aronex Pharmaceuticals common stock are not entitled to preemptive rights to purchase or have offered to them any shares of common stock whether now or hereafter authorized. Although the proposed amendment would increase the number of shares of common stock available for issuance, the directors currently have the authority described above and the amendment would not increase the authority of the Board to take such actions. The Board has no present plans to issue shares of common stock for such purposes.

         The Board of Directors believes that an increase in the number of authorized shares of common stock would not significantly impact any attempt to gain control of Aronex Pharmaceuticals. It is possible, however, that the availability of authorized but unissued shares of common stock could discourage third parties from attempting to gain such control since the Board could authorize the issuance of shares of common stock in a private placement or otherwise to one or more persons. Such an issuance of shares of common stock could dilute the voting power of a person attempting to acquire control of Aronex Pharmaceuticals, increase the cost of acquiring such control, affect the accounting treatment thereof or otherwise hinder such efforts.

         It is proposed that Article IV, Section A, of the company's Amended and Restated Certificate of Incorporation, be amended to read as follows:

                  A. Classes of Stock

                  The number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 45,000,000 shares, divided into the following: 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock, par value $.001 per share ("Common Stock").

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATION OF INCORPORATION.

PROPOSAL NUMBER 3: RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Arthur Andersen LLP as the company's independent public accountants to make an examination of the accounts of the company for the fiscal year ending December 31, 1999, subject to ratification by the company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               COMPANY INFORMATION

INFORMATION ABOUT CURRENT AND CONTINUING DIRECTORS


                         NAME                            AGE                           POSITION
                         ----                            ---                           --------

Geoffrey F. Cox, Ph.D. ...............................    55    Chairman of the Board of Directors (Class II) and
                                                                Chief Executive Officer

Gabriel Lopez-Berestein, M.D..........................    51    Director (Class II) and Chief Scientific Advisor

James R. Butler.......................................    58    Director (Class III)

Phyllis I. Gardner, M.D...............................    48    Director (Class II)

Martin P. Sutter......................................    43    Director (Class I)

Gregory F. Zaic.......................................    51    Director (Class III)

         Information regarding the business experience of Mr. Butler and Mr. Zaic is set forth above under the heading "-- Nominees for Director."

         Geoffrey F. Cox, Ph.D. joined Aronex Pharmaceuticals as Chairman of the Board and Chief Executive Officer in November 1997 and has served as a member of the Board of Directors since January 1994. Dr. Cox joined Genzyme Corporation in 1984, was appointed Managing Director of Genzyme, Ltd. (U.K.) in 1986, Senior Vice President of worldwide manufacturing operations in May 1988 and Executive Vice President in 1996, with responsibility for manufacturing operations and the Pharmaceuticals, Diagnostic Products and Genetic Diagnostic Products units of Genzyme.

         Gabriel Lopez-Berestein, M.D., a co-founder of Aronex Pharmaceuticals, has served as a member of the Board of Directors and our Chief Scientific Advisor since January 1988. Dr. Lopez-Berestein is Professor of Medicine and Chief of the Immunobiology and Drug Carriers Section at The University of Texas M.D. Anderson Cancer Center, with which he has been affiliated since 1979. Dr. Lopez-Berestein is the author of over 125 publications in the areas of macrophage research and drug carrier technology. Dr. Lopez-Berestein is also the recipient of a number of grants and awards, including a Scholar Award of the Leukemia Society of America and various NIH awards.

         Phyllis I. Gardner, M.D. has served as a member of the Board of Directors since September 1998. Dr. Gardner is the Senior Associate Dean for Education and Student Affairs at Stanford University School of Medicine, and has been a tenured associate professor in the departments of molecular pharmacology and medicine at Stanford since 1984. Since 1994, Dr. Gardner has worked closely with ALZA Corporation in the areas of drug formulation and drug delivery. From 1996 to 1998, she was Vice President of Research and Head of the ALZA Technology Institute. Dr. Gardner is also a consultant or advisor to a number of companies and serves as a member of the Board of Directors of Health Hero Network and Elim Biopharmaceuticals, Inc.

         Martin P. Sutter, a co-founder of Aronex Pharmaceuticals, has served as a director of the company since June 1986 and served as Chairman of the Board of Directors of the company from 1986 to 1997. Since July 1988, Mr. Sutter has been the managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in The Woodlands, Texas, and the General Partner of The Woodlands Venture Fund, L.P., one of the company's principal stockholders. In addition, Mr. Sutter has been a General Partner of Essex Woodlands Health Ventures IV, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, LP., a venture capital firm based in Chicago, Illinois and The Woodlands, Texas. From January 1985 to July 1988, he served as President of The Woodlands Venture Capital Company. Mr. Sutter is the Chairman of the Board of Directors of Zonagen, Inc., a biotechnology company based in The Woodlands, Texas, and a director of Targeted Genetics and several privately held healthcare and biotechnology companies.

DIRECTORS' MEETINGS AND COMPENSATION

         During 1998, the Board of Directors met eight times and took certain additional actions by unanimous written consent in lieu of meetings. During 1998, no director of Aronex Pharmaceuticals attended fewer than 75% of the meetings of the Board of Directors, with the exception of James R. Butler, who attended 5 of 8 meetings.

         Aronex Pharmaceuticals' directors do not receive any cash compensation for service on the Board of Directors or any committee. The directors are, however, reimbursed for expenses incurred in connection with attending each board and committee meeting. Directors who are not employees of the company are entitled to participate in the company's Amended and Restated 1993 Non-Employee Director Stock Option Plan. Under the 1993 Non-Employee Director Plan, each non-employee director receives (i) the grant of options to purchase 25,000 shares of the company's common stock upon his or her initial election to the Board and (ii) an annual grant of options to purchase 7,500 shares of the company's common stock at the end of each year of service as a director. The 1993 Non-Employee Director Plan also permits discretionary grants of options to non-employee directors who do not serve on the Compensation Committee of the Board of Directors.

BOARD COMMITTEES AND THEIR FUNCTIONS

         Aronex Pharmaceuticals' Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee's function includes making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants and reviewing the adequacy of the company's internal accounting controls. Dr. Lopez-Berestein and Mr. Butler served as the members of the Audit Committee during 1998. Mr. Zaic was added to the Audit Committee in June 1998.

         The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the company's officers. The Compensation Committee also administers the company's Amended and Restated 1989 Stock Option Plan and 1998 Stock Option Plan (together, the "Incentive Plans"). Messrs. Sutter and Zaic served as members of the Compensation Committee during 1998. Dr. Lopez-Berestein was added to the Compensation Committee in June 1998.

         The Nominating Committee considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they occur; makes recommendations to the Board of Directors regarding Board committee memberships; and performs any other functions deemed appropriate by the Board of Directors. The Nominating Committee will accept for consideration shareholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Nominating Committee at the Company's headquarters. Messrs. Cox, Butler and Sutter served as members of the Nominating Committee during 1998.

         During 1998, the Audit Committee met one time, the Compensation Committee met three times and the Nominating Committee did not meet. During 1998, no director of the company attended fewer than 75% of the number of meetings of committees on which he served, except for Dr. Lopez-Berestein, who did not attend the audit committee meeting and one of the compensation committee meetings.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the company's Board of Directors currently consists of Martin P. Sutter, Gregory F. Zaic and Gabriel Lopez-Berestein, M.D., none of whom are officers or employees of the company. The Compensation Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of Aronex Pharmaceuticals and administering the company's Incentive Plans under which grants may be made to the company's employees. The Committee has furnished the following report on executive compensation for 1998:

         Under the supervision of the Compensation Committee, Aronex Pharmaceuticals has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of:

         o a cash salary which reflects the responsibilities relating to the position and individual performance;

         o variable performance awards payable in cash or stock and tied to the individual's or the company's achievement of certain goals or milestones; and

         o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the company's stockholders.

         In determining the level and composition of compensation of each of Aronex Pharmaceuticals' executive officers, the Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Compensation Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Compensation Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to that of Aronex Pharmaceuticals. Such competitive group does not necessarily include the companies comprising the Nasdaq Pharmaceutical Index reflected in the performance graph in this proxy statement, which is the industry categorization the company has been placed in by its investment bankers. Because the company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the company's executive officers. Consequently, in evaluating the performance of management the Compensation Committee takes into consideration such factors as the company's achieving specified milestones or goals in its clinical development programs. In addition, the Compensation Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability and contributions to the industry. For 1998, the Compensation Committee included in its evaluation the significant progress made by the company, including the continuing clinical development and advancement of Aronex Pharmaceuticals' products.

         Base compensation is established through negotiation between Aronex Pharmaceuticals and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While Aronex Pharmaceuticals has entered into employment agreements with its executive officers, such agreements provide that base salaries after the initial year will be determined by the Compensation Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Compensation Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the Nasdaq Pharmaceutical Index reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1998 were comparable to the company's peer group companies.

         In addition to each executive officer's base compensation, the Compensation Committee may award cash bonuses and/or grant awards under the company's Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

         All employees of Aronex Pharmaceuticals, including its executive officers, are eligible to receive long-term stock-based incentive awards under the company's Incentive Plans as a means of providing such individuals with a continuing proprietary interest in the company. Such grants further the mutuality of interest between the company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The company's Incentive Plans enhance the company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the company include:

         o     the executive's position in the Company,

         o     his or her performance and responsibilities,

         o the amount of stock options, if any, currently held by the officer,

         o     the vesting schedules of any such options, and

         o     the executive officer's other compensation.

While the Compensation Committee does not adhere to any firmly-established formulas or schedules for the issuance of awards such as options or restricted stock, the Compensation Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Geoffrey F. Cox, Ph.D. became the company's Chief Executive Officer in November 1997. His base annual salary was set at $300,000 pursuant to his employment agreement with the company, effective November 3, 1997 (the "Employment Agreement"). His base salary was increased to $305,000 for 1999. In setting the base salary for Dr. Cox, the Committee evaluated the compensation package for chief executive officers of peer group biotechnology companies with similar market capitalizations. The Committee expects that when it reevaluates Dr. Cox's base salary level in the future, it will consider a variety of factors, including Dr. Cox's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels at peer group companies for executives in Dr. Cox's position and with his background. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the company's executive officers).

         Dr. Cox received a sign-on bonus of $220,000, $110,000 of which was paid to him in cash. He received the remaining $110,000 as a restricted stock award under the 1989 Stock Option Plan, and accordingly, received 17,278 shares of common stock, which grant was calculated based on the average closing sales price of the company's common stock for the thirty-day period preceding November 3, 1997, $5.44 per share. Under the terms of Dr. Cox's Employment Agreement, these shares were fully vested on the date of grant. The Employment Agreement provides that Dr. Cox is eligible to receive future incentive bonus awards in an amount up to 33% of his base annual salary. A bonus of $83,149 was paid to Dr. Cox in 1999 for 1998. This bonus consisted of $42,650 in cash and 17,532 shares of common stock at an assumed value of $2.31 per share. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Dr. Cox, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the company's strategic goals for which Dr. Cox has responsibility, his other responsibilities, his initiatives and contributions to the company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

         Upon his hiring in November 1997, Dr. Cox was granted a stock option to purchase 500,000 shares of common stock at an exercise price of $4.25 per share. This option was negotiated by the company and Dr. Cox as part of the Employment Agreement and the exercise price was the fair market value of the company's stock specified in the Employment Agreement, which was September 3, 1997 the date of a letter agreement pursuant to which Dr. Cox agreed to enter into employment with the company. Twenty percent of the underlying shares vested on the date of grant, and as long as he continues in the employ of the company, Dr. Cox will be vested in 8,333 shares per month for the remaining 80% of the stock option grant. The Committee expects that Dr. Cox will participate in the Incentive Plans on the same general terms as other participants in the Plans with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Dr. Cox will be potentially larger than for other employees as a result of his position.

         His Employment Agreement also provides that for the next four years, Dr. Cox will be eligible to receive an annual restricted stock grant of 25,000 shares of common stock if certain stock price objectives are achieved during such fiscal years. The Employment Agreement contemplates that these shares will be fully vested on issuance.

         Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance-based compensation. The Compensation Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

         The foregoing report is given by the following members of the Compensation Committee:

                                Martin P. Sutter
                                 Gregory F. Zaic
                          Gabriel Lopez-Berestein, M.D.


EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         Set forth below is certain information concerning the executive officers of the company, including the business experience of each during the past five years:


                    NAME                          AGE                        POSITION WITH COMPANY
                    ----                          ---                        ---------------------

Geoffrey F. Cox, Ph.D........................      55     Chairman of the Board of Directors (Class II) and Chief
                                                          Executive Officer

Praveen Tyle, Ph.D...........................      38     Senior Vice-President, Development and Operations and
                                                          Chief Technical Officer

Paul A. Cossum, Ph.D.........................      46     Vice President, Preclinical Development

Janet M. Walter..............................      36     Vice President, Marketing and Business Development

Terance A. Murnane...........................      48     Controller and Secretary


         Information regarding the business experience of Dr. Cox is set forth above under the heading "Information about Current and Continuing Directors."

         Praveen Tyle, Ph.D. is currently Senior Vice President, Development and Operations and Chief Technical Officer. Dr. Tyle joined the company in February 1997 as its Vice President of Pharmaceutical Development and Operations. Dr. Tyle has more than 15 years of worldwide pharmaceutical industry experience, serving most recently (1991-97) as Senior Director, Pharmaceutical Development at Agouron Pharmaceuticals, Inc., where he was responsible for the development of preclinical and clinical products and their preparation toward commercialization. From 1984 to 1991, Dr. Tyle held product development positions at American Cyanamid Company and Novartis (formerly Sandoz Pharmaceuticals Corporation). Dr. Tyle serves as a member of the Board of Directors of Lipomed, Inc. and of the Scientific Advisory Board of a French biotechnology company, Biovector Therapeutics, S.A., and is a scientific advisor to Merck KGaA Biopharmaceuticals, Germany. Dr. Tyle also serves as an adjunct Professor of Pharmaceutical Sciences at the University of Houston. He holds several U.S. patents in the areas of drug development and delivery systems.

         Paul A. Cossum, Ph.D. joined Triplex Pharmaceutical Corporation as Vice President of Preclinical Development in 1993 and assumed the position of Vice President of Preclinical Development of Aronex Pharmaceuticals in September 1995 upon consummation of our mergers with Triplex and Oncologix. From 1992 to 1993, he was the Director of Preclinical Development at Isis Pharmaceuticals. While at Isis, he implemented preclinical programs to support the development INDs for two anti-viral oligonucleotide compounds. Prior to his employment at Isis, Dr. Cossum worked in the Department of Pharmacological Sciences at Genentech, Inc., where he participated in the filing of several INDs and NDAs for certain endocrine, cardiovascular and neurologic therapeutic proteins. He has published widely in the fields of metabolism and toxicology of oligonucleotides, recombinant proteins and conventional drugs.

         Janet M. Walter joined Aronex Pharmaceuticals in August 1997 as Vice President of Marketing and Business Development. Ms. Walter has more than ten years of oncology marketing experience. From 1995-1997, she served as Director, Global Marketing at Schering-Plough Pharmaceuticals, Inc. where she was responsible for the worldwide development of INTRON A(R). From 1993 to 1995, she served as Senior Product Manager for Bristol-Myers Squibb Oncology Division, where she was responsible for the launch of TAXOL(R) in several different markets, and Product manager at U.S. Bioscience. In addition, Ms. Walter has several years of prior experience in oncology clinical research and field sales.

         Terance A. Murnane joined Aronex Pharmaceuticals in May 1990 as its Controller and was appointed Secretary in January 1992. Mr. Murnane was a self-employed accountant from February 1988 until April 1990. From October 1987 to February 1988, he served as the Controller for a privately-held wholesale company. Prior to that time, he spent ten years in the Private Business/Audit Department at KPMG Peat Marwick, an international accounting firm, serving most recently as Senior Manager. Mr. Murnane is a Certified Public Accountant.

COMPENSATION OF EXECUTIVE OFFICERS

         SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid or accrued during the last three years to Aronex Pharmaceuticals' Chief Executive Officer and to each of the other executive officers of the company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000. Further information with respect to each of the named executive officer's compensation is described below the table.


                                                                                          Long-Term
                                                 ANNUAL COMPENSATION                    Compensation
                                         ---------------------------------    ---------------------------
                                                                              Restricted      Securities
                                                                                Stock         Underlying      All Other
      Name and Principal Position        Year       Salary        Bonus         Awards        Options(#)     Compensation
--------------------------------------   ----   ------------   -----------    -----------     -----------    -------------

Geoffrey F. Cox, Ph.D.................   1998   $    300,000   $  83,149(1)          --              --      $    27,475
   Chief Executive Officer               1997   $     50,000   $ 110,000      $  93,992         500,000      $       134
Praveen Tyle, Ph.D....................   1998   $    180,600   $  36,961(1)          --          80,000      $     1,376
   Senior Vice President, Development    1997   $    147,377   $  30,100      $  36,250         125,000      $    77,956
   and Operations and Chief Technical
   Officer
Paul A. Cossum, Ph.D..................   1998   $    168,000   $  27,384(1)          --          80,000      $     1,373
   Vice President, Preclinical           1997   $    168,000   $  33,600             --          41,000      $     1,302
   Development                           1996   $    163,000   $   2,000             --          44,800      $     1,292
Janet M. Walter.......................   1998   $    160,000   $  26,399(1)          --          50,000      $     1,353
   Vice President, Marketing and         1997   $     60,000   $  12,000             --         100,000      $     8,974
   Business Development
David S. Gordon, M.D.(2)..............   1998   $    213,000   $  34,080(1)          --          80,000      $    22,486
   Senior Vice President of Medical      1997   $    146,208   $  28,400             --         125,000      $    21,360
   Affairs and Chief Medical Officer

---------------------------


(1) Bonus for 1998 paid in 1999. A portion of the bonus paid to Dr. Cox, Dr. Tyle, Ms. Walter and Dr. Gordon ($40,499, $17,010, $12,959 and $17,253, respectively) was paid in shares of the company's common stock at an assumed value of $2.31 per share).

(2)      Dr. Gordon resigned from the company in March 1999.

         Dr. Cox joined Aronex Pharmaceuticals in November 1997 at an annual base salary of $300,000. Dr. Cox's current salary is $305,000. The bonus in 1997 represents a cash bonus paid upon commencement of employment. The restricted stock awards in 1997 represent a stock bonus of 17,278 shares of common stock issued upon commencement of employment and were recorded at fair market value at the time of issuance. Other compensation in 1998 represents $26,004 in relocation costs, $471 in taxable life insurance and $1,000 in matching contribution to our 401(k) savings plan. Other compensation in 1997 represents taxable life insurance. We will pay the income tax related to the relocation costs in 1999.

         Dr. Tyle joined Aronex Pharmaceuticals in February 1997 at an annual base salary of $168,000. Dr. Tyle's current annual base salary is $210,000. The restricted stock awards in 1997 represent a stock bonus of 5,000 shares of common stock issued upon commencement of employment and recorded at fair market value at the time of issuance. Other compensation in 1997 represents $46,386 in relocation costs, $30,397 in estimated federal income taxes relating to his relocation costs, which were reimbursed by the company in 1998, $173 in taxable life insurance and $1,000 in matching contributions to our 401(k) savings plan. Other compensation in 1998 represents $376 in taxable life insurance and $1,000 in matching contribution to our 401(k) savings plan.

         Dr. Cossum joined Aronex Pharmaceuticals in September 1995 at an annual base salary of $160,000. Dr. Cossum's current annual base salary is $176,400. Other compensation represents $1,000 in matching contributions to our 401(k) savings plan in 1996, 1997 and 1998, respectively, and taxable life insurance of $292, $302 and $373 in 1996, 1997 and 1998 respectively.

         Janet M. Walter joined Aronex Pharmaceuticals in August 1997 at an annual base salary of $160,000. Other compensation in 1997 represents $7,924 in relocation costs, $50 in taxable life insurance and $1,000 in matching contributions to our 401(k) savings plan. Other compensation in 1998 represents $353 in taxable life insurance and $1,000 in matching contributions to our 401(k) savings plan.

         Dr. Gordon joined Aronex Pharmaceuticals in April 1997 at an annual base salary of $213,000. Other compensation in 1998 represents $21,000 in housing allowance, $486 in taxable life insurance and $1,000 in matching contributions to our 401(k) savings plan. Other compensation in 1997 represents $6,952 in relocation costs, $12,250 in housing allowance, $1,158 in taxable life insurance and $1,000 in matching contributions to our 401(k) savings plan. Dr. Gordon resigned from Aronex Pharmaceuticals in March 1999. Pursuant to his employment termination agreement, the company is obligated to pay his base salary and benefits for a twelve-month period.

         OPTION GRANTS DURING 1998

         The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the executive officers named below during the fiscal year ended December 31, 1998, under our Incentive Plans. The SEC requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full seven-year term prior to exercise. These options may be exercised prior to the end of the seven-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.


                                             INDIVIDUAL GRANTS
                     ----------------------------------------------------------------     --------------------------------
                      NUMBER OF    PERCENT OF                                              POTENTIAL REALIZABLE VALUE AT
                     SECURITIES   TOTAL OPTIONS                 MARKET                        ASSUMED ANNUAL RATES OF
                     UNDERLYING    GRANTED TO    EXERCISE      PRICE ON                      STOCK PRICE APPRECIATION
                      OPTIONS     EMPLOYEES IN  PRICE PER      DATE OF    EXPIRATION             FOR OPTION TERM(1)
       NAME          GRANTED(#)   FISCAL YEAR     SHARE         GRANT        DATE              5%                  10%
------------------   ----------   ------------  ---------      --------   -----------     --------------------------------

Geoffrey F. Cox            --          --      $      --     $       --            --     $         --     $           --
Praveen Tyle           80,000        11.7%     $    3.88     $     3.88      03/19/08     $    126,364     $      290,184
Paul A. Cossum         80,000        11.7%     $    3.88     $     3.88      03/19/08     $    126,364     $      290,184
Janet M. Walter        50,000         7.3%     $    2.44     $     2.44      12/10/08     $     49,666     $      114,054
David S. Gordon        80,000        11.7%     $    3.88     $     3.88      03/19/08     $    126,364     $      290,184

         YEAR-END OPTION VALUES

         The following table sets forth certain information regarding (1) the number of shares of common stock underlying unexercised options held by the Chief Executive Officer and each named executive officer as of December 31, 1998, and (2) the value, at December 31, 1998, of exercisable and unexercisable "in-the-money" stock options held by the Chief Executive Officer and each executive officer named in the Summary Compensation Table. Neither the Chief Executive Officer nor any other named executive officer exercised any stock options during the year ended December 31, 1998. A stock option is "in-the-money" if the closing market price of Aronex Pharmaceuticals' common stock exceeds the exercise price of the stock option. The value of "in-the-money" unexercised stock options set forth in the foregoing table represents the difference between the exercise price of these options and the closing sales price of our common stock on December 31, 1998, as reported by the Nasdaq Stock Market, $2.00 per share.


                               1998 OPTION VALUES


                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR END
                                    -----------------------------  -----------------------------
              NAME                  EXERCISABLE     UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
---------------------------------   -----------     -------------  -----------     -------------

Geoffrey F. Cox, Ph.d............    249,157           283,343     $       --     $        --
Praveen Tyle, Ph.d...............     63,735            86,265     $       --     $        --
Paul A. Cossum, Ph.d.............     72,200           133,100     $   15,833     $        --
Janet M. Walter..................     71,226           126,569     $       --     $        --
David S. Gordon, M.d.............     67,500           137,500     $       --     $        --

PERFORMANCE GRAPH

         The following performance graph compares the performance of the company's common stock to the Nasdaq Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the period from December 31, 1993 to December 31, 1998. The graph assumes that the value of the investment in the company's common stock and each index was 100 at December 31, 1993 and that all dividends were reinvested.
[GRAPHIC OMITTED]



                                 12/31/92    12/31/93     12/31/94    12/31/95     12/31/96     12/31/97    12/31/98
------------------------------ ------------------------ ------------------------ ------------ ------------------------

Aronex Pharmaceuticals, Inc.      100.00       57.14        24.29       50.00        53.57        24.29       11.43
Nasdaq Composite Index            100.00      114.77       112.19      158.68       195.13       239.39      336.52
Nasdaq Pharmaceutical Index       100.00       89.11        67.07      123.01       123.40       127.41      163.09

                     [COMPARATIVE STOCK PERFORMANCE GRAPH]

401(k) PLAN

         Aronex Pharmaceuticals maintains a retirement savings plan, effective as amended on January 1, 1991, in which any employee of the Company who has completed one month of employment may elect to participate. The plan is an individual account plan providing for deferred compensation as described in
Section 401(k) of the Code and is subject to, and intended to comply with, the Employee Retirement Income Security Act of 1974. Each eligible employee is permitted to contribute up to 20% of his or her annual salary up to the applicable statutory maximum prescribed in the Code. The company may, in its discretion, contribute an amount equal to the employee's contribution, but this company certification may not exceed an amount equal to six percent of the employee's compensation. The company currently contributes an amount equal to 25% of the employee's contribution up to $1,000 per year. A participant is 50% vested in the accrued benefits derived from the company's contributions after completion of one year of employment following his or her election to participate in the plan, and 100% vested in such contributions after completion of two years of employment following such election. Participants may receive hardship loans under the terms of the plan. The plan provides for distributions in the event a participant dies, reaches the age of 65, becomes disabled or terminates his employment prior to the age of 65. The company made contributions of approximately $56,500 under the 401(k) plan in 1998.

EMPLOYMENT AGREEMENTS

         Aronex Pharmaceuticals has entered into employment agreements with Dr. Cox, Dr. Cossum, Dr. Tyle, Ms. Walter and Mr. Murnane that establish their annual salaries and provide for the payment of bonus compensation as may be awarded by the Board of Directors and for their participation in all employee benefit plans sponsored by us. The employment agreement for Dr. Cox has a primary term ending in 2000, with automatic monthly renewals starting in May 1999 for an on-going eighteen months unless terminated by either party. Dr. Cox's agreement provides that if he is terminated for any reason other than cause, the company is obligated to pay him a lump-sum payment equal to 1.5 times his annual salary and continue the provision of employment benefits for eighteen months following termination. If Dr. Cox terminates his employment as a result of a material reduction in job duties following a change in control of the company, the company is obligated to pay him a lump sum payment equal to 2.5 times his annual base salary. All other employment agreements are for a one-year period and renew automatically for one-year periods unless terminated by either party. These agreements provide that if the employee is terminated for any reason other than cause, Aronex Pharmaceuticals is obligated to pay to the employee an amount equal to one year's annual base salary and continue the provision of employment benefits for one year following termination. If any of Dr. Tyle, Dr. Cossum, Ms. Walter or Mr. Murnane terminates his or her employment as a result of a material reduction in job duties following a change in control of the company, Aronex Pharmaceuticals is obligated to pay each of them an amount equal to two years' annual base salary. Dr. Gordon resigned in March 1999 and the company is obligated to pay his monthly salary of $19,083 and certain benefits for a twelve month period after termination.

TRANSACTIONS WITH CERTAIN AFFILIATES

         In February 1998, Aronex Pharmaceuticals amended its consulting agreement with the company's chief scientific advisor and board member, Dr. Gabriel Lopez-Berestein, for a three-year period ending December 31, 2000, whereby the company is committed to pay consulting fees of $156,000 per year through December 31, 2000. One-half of the amount to be paid over the next three years will be paid in cash and one-half will be paid in common stock. Aronex Pharmaceuticals paid cash of $144,000, $156,000, and $78,000 for the years ended December 31, 1996, 1997 and 1998, respectively, and issued him 18,352 shares of common stock in 1998, pursuant to this agreement.

STOCK OWNERSHIP BY THE COMPANY'S LARGEST STOCKHOLDERS AND MANAGEMENT

         The following table presents certain information regarding the beneficial ownership of equity securities of Aronex Pharmaceuticals (which includes shares that may be acquired on the exercise of the currently vested portion of stock options) at February 28, 1999 by:

         o each person who is known by us to own beneficially more than five percent of the outstanding shares of common stock;

         o     each director of the company;

         o our chief executive officer and each of the other executive officers of the company named in the tables under Executive Compensation; and

         o all directors and officers as a group, including all stock options vested through April 30, 1999.

Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.



                                                                                    STOCK         % OF TOTAL
                         NAME                              NUMBER OF SHARES     OPTIONS (11)      OUTSTANDING
-------------------------------------------------------    ----------------     ------------      -----------

Essex Woodlands Health Ventures IV, L.L.C. (1)
2170 Buckthorne Place, Suite 170
The Woodlands, Texas 77380.............................        2,285,715             --             10.2%

Paragon Associates and Paragon Associates II
Joint Venture and the Bradbury Dyer Foundation(2)
500 Crescent Court, Suite 260
Dallas, Texas 75201....................................        1,751,000             --              7.8%

Hillman Medical Venture Partnerships(3)
824 Market Street, Suite 900
Wilmington, Delaware 19801.............................        1,187,925             --              5.3%

Geoffrey F. Cox(4).....................................          341,684         282,491             1.5%
Martin P. Sutter(5)....................................          570,625         105,625             2.5%
Gabriel Lopez-Berestein(6).............................          181,241          85,000               *
Gregory F. Zaic(7).....................................          452,739          47,500             2.0%
James R. Butler(8).....................................           38,000          32,500               *
Phyllis I. Gardner.....................................           25,000          25,000               *
Praveen Tyle...........................................          111,186          86,167               *
Paul A. Cossum(9)......................................           92,756          86,348               *
Janet M. Walter........................................           75,313          69,703               *
David S. Gordon(10)....................................           99,332          84,000               *
All directors and officers as a group (10 persons)
(4)-(10)...................................................    2,039,511                             9.1%


---------------------------

*Less than one percent.

(1) Shares are held directly by Essex Woodlands Health Ventures Fund IV, L.P. Essex Woodlands Health Ventures IV, L.L.C. is the sole general partner of Essex Woodlands Health Ventures Fund IV, L.P. Mr. Sutter, a director of the company, serves as one of three Managing Directors of Essex Woodlands Health Ventures IV, L.L.C. However, Mr. Sutter is not deemed to control Essex Woodlands Ventures IV, L.L.C. and Mr. Sutter disclaims beneficial ownership of these shares.

(2) Consists of 1,731,000 shares beneficially owned by Paragon Associates II Joint Venture, which includes ownership of Paragon Associates and Paragon Associates II, and 20,000 shares owned by the Bradbury Dyer Foundation. The sole general partner of Paragon Associates and Paragon Associates II Joint Venture, Bradbury Dyer III, may be deemed to be the beneficial owners of 1,751,000 shares.

(3) Consists of 141,232 shares owned by Hillman Medical Ventures 1989 L.P., 441,383 shares owned by Hillman Medical Ventures 1990 L.P. and 605,310 shares owned by Hillman Medical Ventures 1991 L.P. The general partners of the Hillman Medical Venture Partnerships are Cashon Biomedical Associates, L.P. and Hillman/Dover Limited Partnership. The general partner of Hillman/Dover Limited Partnership is a wholly-owned subsidiary of The Hillman Company, a firm engaged in diversified investments and operations. The Hillman Company is controlled by Henry
         L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust, which Trustees may be deemed the beneficial owners of the 1,187,925 shares owned by the Hillman Medical Venture Partnerships.

(4) Includes 17,278 shares owned by Dr. Cox's spouse which may be considered to be beneficially owned.

(5) Includes 463,883 shares owned by The Woodlands Venture Fund, L.P. Mr. Sutter is a general partner of The Woodlands Venture Partners, L.P., which is the general partner of The Woodlands Venture Fund, L.P. Mr. Sutter disclaims beneficial ownership of the 463,883 shares owned by The Woodlands Venture Fund, L.P. Mr. Sutter is also one of three managing directors of Essex Woodlands Ventures IV, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, L.P. However, Mr. Sutter is not deemed to control Essex Woodlands Ventures IV, L.L.C. and Mr. Sutter disclaims beneficial ownership of these shares.

(6) Excludes 19,697 shares held by a relative of Dr. Lopez-Berestein, to which he disclaims beneficial ownership.

(7) Includes 403,539 shares owned by Prince Venture Partners III, L.P. Mr. Zaic is the general partner of Prince Ventures, L.P., which is a general partner of Prince Venture Partners III, L.P. Mr. Zaic disclaims beneficial ownership of the shares held by Prince Venture Partners III, L.P.

(8) Includes 3,000 shares owned through The Butler Living Trust and 2,500 shares owned by the spouse of Mr. Butler which may be considered to be beneficially owned.

(9) Includes 1,000 shares owned by two daughters of Dr. Cossum which may be considered to be beneficially owned.

(10) Includes 3,000 shares owned by Gordon Strategic, Inc. which is wholly owned by Dr. Gordon and 500 shares owned by Dr. Gordon's spouse which may be considered to be beneficially owned.

(11) The number of shares of common stock underlying stock options shown in this column are included in the column entitled "Number of Shares".

COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors and officers, and persons who own more than 10% of the company's common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the Securities and Exchange Commission and The Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all such forms that they file.

         To the company's knowledge, based solely on the company's review of the copies of such reports received by Aronex Pharmaceuticals and on written representations by certain reporting persons that no reports on Form 5 were required, the company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Under our Bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the 2000 Annual Meeting, you must notify the company's Secretary in writing between 50 and 75 days prior to the meeting. If notice or public announcement of the meeting date comes less than 65 days prior to the meeting, stockholders are required to submit a notice of nomination or proposal within 15 days after the meeting date is announced.

         Notices regarding each matter must contain:

         o a brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

         o the name and address of record of the stockholder proposing the business;

         o the class and number of shares of stock that are beneficially owned by the stockholder; and

         o any material interest of the stockholder in the business to be conducted.

         If you do not provide the proper notice by such date, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

         For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2000 Annual Meeting, the proposal must be received by the company's Secretary no later than December 5, 1999. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

         The company's management does not currently intend to bring any proposals to the 1999 Annual Meeting other than the election of directors and the proposals described in this proxy statement. If new proposals requiring a vote of the stockholders are brought before the meeting in a proper manner, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgement.

1998 FORM 10-K

         A copy of the company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Connie Stout, Associate Director, Corporate Communications, Aronex Pharmaceuticals, Inc., 8707 Technology Forest Place, The Woodlands, Texas 77381-1191.

                                      By Order of the Board of Directors


                                      /s/ TERANCE A. MURNANE
                                      -----------------------------------------
                                      Terance A. Murnane
                                      Secretary

April 5, 1999
The Woodlands, Texas

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ARONEX PHARMACEUTICALS, INC.


         Aronex Pharmaceuticals, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

         FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

         ARTICLE IV of the Amended and Restated Certificate of Incorporation of Aronex Pharmaceuticals, Inc., a Delaware corporation, is hereby amended by deleting Section A, and inserting the following as Section A:

         A. Classes of Stock

                  The number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 45,000,000 shares, divided into the following: (i) 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"), and (ii) 40,000,000 shares of common stock, par value $.001 per share ("Common Stock").

         SECOND: That thereafter pursuant to a resolution of the Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

         THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

         FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Geoffrey F. Cox, its Chief Executive Officer, and attested by Terance
A. Murnane, its Secretary, this 24th day of May, 1999.


                                          ARONEX PHARMACEUTICALS, INC.



                                          By:  /s/ GEOFFREY F. COX, PH.D.
                                               --------------------------------
                                               Geoffrey F. Cox, Ph.D.
                                               Chief Executive Officer

ATTEST: /s/ TERANCE A. MURNANE
        --------------------------------
             Terance A. Murnane
             Secretary

                          ARONEX PHARMACEUTICALS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     ANNUAL MEETING TO BE HELD MAY 11, 1999

  The undersigned hereby appoints Geoffrey F. Cox, Ph.D. and Terance A. Murnane and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the common stock of Aronex Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on March 19, 1999 at the Annual Meeting (the "Annual Meeting") of Stockholders of the Company to be held on Tuesday, May 11, 1999, at 1:30 p.m., local time, in the Willow Room of The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, and any adjournment(s) thereof.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE PRESENT AT THE ANNUAL MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                    (TO BE DATED AND SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                          ARONEX PHARMACEUTICALS, INC.

                                  MAY 11, 1999


              o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o


       PLEASE MARK YOUR
 A     VOTES AS IN THIS
   [X] EXAMPLE.

                                           WITHHOLD
                                FOR        AUTHORITY
1. To elect two Class III       [ ]           [ ]     Nominees: James R. Butler
   directors of the Company,                                    Gregory F. Zaic
   each to serve until the
   Company's 2002
   Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below)

----------------------------------------

                                                          FOR   AGAINST  ABSTAIN
2. To vote upon a proposal to approve and adopt the       [ ]     [ ]      [ ]
   amendment of the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 30,000,000 to 40,000,000

3. To ratify and approve the appointment of Arthur        [ ]     [ ]      [ ]
   Andersen LLP as the Company's independent public accountants for its fiscal year ending
   December 31, 1999; and

   To act upon such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 19, 1999, will be entitled to notice of and to vote at the Annual Meeting.

SIGNATURE                         Date             SIGNATURE                        DATE
         ------------------------     ------------          -----------------------     ------------
                                                                 Signature if
                                                                 held jointly

Note: Please execute the Proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.